Exhibit 99.1

NEWS RELEASE

2677 Prosperity Avenue
Suite 400
Fairfax, Virginia 22031
Tel: (703) 852-4000
Fax: (703) 852-2200
	www.analex.com	Release:	IMMEDIATE
		For:	ANALEX CORPORATION
(Symbol: NLX)
Contact:	Amber Gordon
(703) 852-1392

QINETIQ GROUP PLC ANNOUNCES EXPIRATION OF CASH TENDER OFFER FOR

ALL ISSUED AND OUTSTANDING SHARES OF

ANALEX CORPORATION

Fairfax, VA, March 13, 2007 - QinetiQ Group plc (“QinetiQ”) announced today the expiration of the previously announced tender offer for all outstanding shares of Analex Corporation. The tender offer was commenced by Apollo Merger Sub Inc., an indirect wholly owned subsidiary of QinetiQ, for all outstanding shares of common stock, par value $0.02 per share of Analex Corporation at $3.70 per share. The tender offer expired at midnight, New York City time, on Monday March 12, 2007. Based on the preliminary count by American Stock Transfer & Trust Company, the depositary for the tender offer, approximately 40 million shares were properly tendered and not withdrawn, including shares that were issued upon conversion of preferred stock and convertible notes, and including shares tendered through notice of guaranteed delivery. The number of shares tendered represents approximately 97% of the shares issued and outstanding, including shares issued and outstanding upon conversion of preferred stock and convertible notes. All validly tendered shares have been accepted for payment in accordance with the terms of the tender offer.

Questions regarding the tender offer should be directed to the information agent, Mackenzie Partners, Inc. at (212) 929-5500, or toll free at (800) 322-2885.

This announcement is not an offer to purchase or a solicitation of an offer to sell any shares.

About Analex Corporation

Analex (www.analex.com) specializes in providing intelligence, systems engineering and security services in support of the U.S. government. Analex focuses on developing innovative technical approaches for the intelligence community, analyzing and supporting defense systems, designing, developing and testing aerospace systems and providing a full range of security support services to the U.S. government.

About QinetiQ

QinetiQ (pronounced ki net ik as in ‘kinetic energy’) is a leading international defense and security technology company that was formed in July 2001 from the UK Government’s Defense Evaluation & Research Agency (DERA). QinetiQ has over 11,400 employees, who deliver technology-based services and exploit QinetiQ’s strengths in technology research by selling systems solutions, products, managed services and licenses to government and commercial customers in a spectrum of defense, security and other commercial markets, and by creating technology based ventures.

In February 2006, QinetiQ Group plc was listed on the London Stock Exchange (main market). In the year to 31 March 2006, QinetiQ delivered a 37.6 per cent rise in underlying operating profit to £90.7m on turnover which rose by 22.9 per cent to £1,051.7m.

QinetiQ is organized into three operating sectors: Defense & Technology represents QinetiQ’s core UK-based defense business that provides research-based technology solutions and managed services into the UK’s armed forces. Security & Dual Use draws from QinetiQ’s broad inventory of defense-related intellectual property to develop commercially viable products and services. QinetiQ North America delivers technology services, systems engineering and technical assistance (SETA) and IT services.

QinetiQ has made several European acquisitions including the businesses of HVR Consulting Services Ltd and Verhaert Design and Development NV (renamed Verhaert Space NV). It has also acquired a number of US based businesses that complement its core capabilities which include: Westar Aerospace & Defense Group Inc, Foster-Miller Inc. and Apogen Technologies Inc. These businesses have subsequently made further acquisitions to date that include Planning Systems Inc., SimAuthor Inc. and Ocean Systems Engineering Corp.

PLEASE NOTE: Statements in this press release relating to the proposed transaction, and other statements relating to the businesses of the companies, their plans, strategies, economic performance and trends and other statements, including statements containing the words “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” and “will,” and similar expressions which are not descriptions of historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that could cause our actual results to differ materially from those expressed or implied by these statements. In addition to those risks specifically mentioned in the reports filed by the Company with the Securities and Exchange Commission (including the Company’s Form 10-K for the most recently completed fiscal year), such risks and uncertainties include, but are not limited to: the Company’s dependence on contracts with U.S. federal government agencies, particularly within the U.S. Department of Defense and NASA, for substantially all of our revenue; changes in the spending priorities of the federal government; government contract procurement and termination risks; competitive factors such as pricing pressures and/or competition to hire and retain employees (particularly those with security clearances); the likelihood of success in growing the Company’s business through acquisition or otherwise, including the risk that the expected benefits of the acquisition may not be realized; growth in the government contracting arena and in the economy in general. These forward looking statements reflect the Company’s current beliefs; however developments and events subsequent to this document are likely to cause these statements to become outdated. We undertake no obligation to update these forward-looking statements to reflect new information, future events or otherwise, accept as provided by law.

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